SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549-1004
                              -------------------
                                  FORM 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                AMENDMENT NO. 3
                              -------------------
                               U.S. FOODSERVICE
            (Exact name of registrant as specified in its charter)
                              -------------------
         Delaware                       0-24954                  52-1634568
 (State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
  incorporation or organization)                            Identification No.)

     9755 Patuxent Woods Drive,                                     21046
         Columbia, Maryland                                      (Zip Code)
  (Address of principal executive
              offices)

       Registrant's telephone number, including area code (410) 312-7100

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_].

     Securities Act registration statement file number to which this form relates: _______________ (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class            Name of each exchange on which
      to be so registered            each class is to be registered

Preferred Share Purchase Rights          New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:  None.

Item 1.  Description of Registrant's Securities to be Registered

          On March 7, 2000, U.S. Foodservice (the "Company"), Koninklijke Ahold N.V. (the "Parent"), and Snow Acquisition, Inc. (the "Purchaser"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement provides, among other things, that (i) Purchaser will commence an offer (the "Offer") to purchase all of the outstanding shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"), including the associated preferred share purchase rights (the "Rights") issued pursuant to the Amended and Restated Rights Agreement, dated as of October 4, 1999 (as amended and as may be amended from time to time, the "Rights Agreement"), between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent"), and (ii) after the consummation of the Offer, Purchaser would be merged with and into the Company (the "Merger").

          In connection with the Merger Agreement, the Company executed an amendment, dated March 6, 2000 (the "Rights Amendment"), to the Rights Agreement. The Rights Amendment provides, among other things, that (i) neither a "Shares Acquisition Date" nor a "Distribution Date" (as such terms are defined in the Rights Agreement) will occur, and none of Parent, Purchaser nor any of their affiliates or associates will be deemed to be an "Acquiring Person" (as such term is defined in the Rights Agreement), by reason of the execution or delivery of the Merger Agreement or the consummation of the transactions to be effected pursuant to the Merger Agreement and (ii) the Rights will expire immediately prior to the consummation of the Offer.

          A summary of the Rights as amended follows.

                               Summary of Rights

          The following summary description of the Rights is not complete and is subject to the provisions of the Rights Agreement. A copy of the Rights Agreement as in effect on the date of this amendment is incorporated by reference as Exhibit 8 to this Amendment No. 3 to this registration statement on Form 8-A.

          Each outstanding share of Common Stock has or will have attached to it one preferred share purchase right, which we refer to herein as a "Right." Each Right entitles the registered holder of Common Stock to purchase from the Company, upon the occurrence of specified events, one one-hundredth of a share of Series A Junior Participating Preferred Stock of the Company, which we refer to herein as the "Preferred Shares," at a price of $95 per one one-hundredth of a Preferred Share, subject to adjustment.

          On February 19, 1996, which is the date the Company entered into the original rights agreement, the board of directors of the Company declared a dividend of one Right for each outstanding share of Common Stock. The dividend was payable on March 1, 1996 to the stockholders of record on that date.

          Until the Distribution Date described in the following paragraph, the Company will not issue separate certificates evidencing the Rights. Until that date, the Rights will be evidenced, with respect to any Common Stock certificate, by that Common Stock certificate or, with respect to any Common Stock certificate outstanding as of March 1, 1996, by that Common Stock certificate with an attached copy of a summary of the Rights.

          The Rights will detach from the Common Stock and a Distribution Date will occur upon the earlier of the following dates:

          - subject to the exceptions described below, the 10th day following a public announcement that an "Acquiring Person," which, subject to the exceptions listed in the following sentence, includes a person or "group" of affiliated or associated persons, has acquired beneficial ownership of 10% or more of the outstanding Common Stock, or

          - the 10th business day, or a later date determined by the Company board of directors before the time any person or group becomes an Acquiring Person, following the commencement by any person or group of, or the first public announcement by any person or group of an intention to commence, a tender offer or exchange offer that would result in:

               - beneficial ownership by a person or group of 10% or more of the outstanding Common Stock, or

               -    any person otherwise being deemed an Acquiring Person.

          The term "Acquiring Person" does not include the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, or any entity holding Common Stock for or under an employee benefit plan of the Company or any of its subsidiaries. In addition, a person who would otherwise be an Acquiring Person will not be considered an Acquiring Person if the board of directors of the Company determines in good faith that such a person inadvertently became the beneficial owner of 10% or more of the Common Stock and such person divests itself, as promptly as practicable, of beneficial ownership of a sufficient number of shares of Common Stock so that it would no longer otherwise qualify as an Acquiring Person.

          References in the preceding paragraph to beneficial ownership of 10% of the outstanding Common Stock are references to 15% of the outstanding Common Stock with respect to any person who is eligible to report its beneficial ownership of, or who will or would be eligible upon acquisition of, equity securities of the Company, including Common Stock, on Schedule 13G under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, without limiting the foregoing, with respect to whom clause (i) of paragraph (b)(l) of Rule 13d-1 under the Exchange Act is true and correct.

          The Rights Agreement provides that, until the Distribution Date, or earlier redemption or expiration of the Rights, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date, or earlier redemption or expiration of the Rights, new Common Stock certificates issued after March 1, 1996 upon transfers or new issuances of Common Stock will contain a notation incorporating the Rights Agreement by reference, and the surrender for transfer of any certificates for Common Stock also will constitute the transfer of the Rights associated with the Common Stock represented by that certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and the separate right certificates alone will evidence the Rights. Only Common Stock issued before the Distribution Date will be issued with Rights.

          The Rights are not exercisable until the Distribution Date. The Rights will expire on February 19, 2006, unless the expiration date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

          The purchase price payable for the Preferred Shares, the number of Preferred Shares or other securities or property issuable upon exercise of the Rights and the number of Rights outstanding are subject to adjustment from time to time pursuant to customary antidilution provisions. The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right also are subject to adjustment in the event of a dividend on the Common Stock payable in Common Stock or subdivisions, combinations or consolidations of the Common Stock, by reclassification or otherwise than by payment of dividends in Common Stock, occurring, in any of those cases, before the Distribution Date.

          Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share, but will be entitled to an aggregate dividend of 100 times the dividend declared per share of Common Stock. If there is a liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share, but will be entitled to an aggregate payment of

100 times the payment made per share of Common Stock. Each Preferred Share will have 100 votes, voting together with the Common Stock. If there is a merger, consolidation or other transaction in which Common Stock is exchanged, each Preferred Share will be entitled to receive 100 times the
amount received per share of Common Stock.   These rights are protected by
customary antidilution provisions. Because of the nature of the dividend, liquidation and voting Rights of the Preferred Shares, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

          If any person or group becomes an Acquiring Person, proper provision will be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person, which will thereafter be void, will have the right to receive upon exercise of the Right at the then-current exercise price, instead of Preferred Shares, that number of shares of Common Stock having a market value of two times the exercise price of the Right. If the Company does not have sufficient Common Stock issued but not outstanding, or authorized but unissued, to permit the exercise in full of the Rights, the Company will be required to take all action necessary to authorize additional Common Stock for issuance upon exercise of the Rights. If, after a good-faith effort, the Company is unable to take all necessary action, the Company will substitute, for each share of Common Stock that would otherwise be issuable upon exercise of a Right, a number of Preferred Shares, or fractional Preferred Shares, with the same market value as that share of Common Stock.

          If, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person, which will thereafter be void, will have the right to receive, upon the exercise of the Right at its then-current exercise price and instead of Preferred Shares, that number of shares of Common Stock of the acquiring company which at the time of the transaction will have a market value of two times the exercise price of the Right.

          The exercise price of a Right at any date will be equal to the purchase price at that date multiplied by the number of one one-hundredths of a Preferred Share for which a Right is exercisable at such date.

          At any time after any person or group becomes an Acquiring Person and before the acquisition by that person or group of 50% or more of the outstanding Common Stock, the board of directors of the Company may exchange the Rights, in whole or in part, for Common Stock at an exchange ratio of one share of Common Stock for each Right, subject to adjustment. The board of directors of the Company will not be empowered to exchange the Rights owned by the Acquiring Person or group, which will have become void.

          With specified exceptions, no adjustment in the purchase price for the Preferred Shares will be required until cumulative adjustments require an adjustment of at least 1% of that purchase price. The Company will not be required to issue fractional Preferred Shares, other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts. Instead of issuing fractional Preferred Shares, the Company will make an adjustment in cash based on the market price of the Preferred Shares on the last trading day before the date of exercise.

          Upon approval by its board of directors, the Company may redeem the Rights in whole, but not in part, at any time before any person or group becomes an Acquiring Person, at a nominal price. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the board of directors of the Company may establish in its sole
discretion.   Immediately upon the action of the board of directors of the
Company ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of the Rights will be to receive the redemption price specified above.

          Until a Right is exercised, the holder of the Right, in the capacity of a holder, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. Although the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock of the Company or other consideration, or for Common Stock of the acquiring company as set forth above.

          The Rights Agreement may be amended or supplemented by the Company from time to time without the approval of any holders of Rights to cure any ambiguity, to correct or supplement any defective or inconsistent provisions, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, provided that, from and after the time that any person or group becomes an Acquiring Person, the Rights Agreement may not be amended in any manner which would adversely affect the interest of the holders of Rights.

          This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated in this summary description by reference. All capitalized terms not defined herein shall have the meanings ascribed to them in the Rights Agreement, as amended.

Item 2.   Exhibits.

          1. Rights Agreement, dated as of February 19, 1996, between the Company and The Bank of New York, as Rights Agent (the "Original Rights Agreement") (incorporated by reference to
                 Exhibit 1 to the Company's Registration Statement on Form 8-A dated February 22, 1996 (Commission File No. 000-24954)).

          2. Amendment No. 1 to the Original Rights Agreement, dated as of May 17, 1996 (incorporated by reference to Exhibit 10.26 to Amendment No. 1 to the Company's Registration Statement on Form S-3 (Commission File No. 333-07321)).

          3. Amendment No. 2 to the Original Rights Agreement, dated as of September 26, 1996 (incorporated by reference to Exhibit
                 10.1 to Amendment No. 2 to the Company's Registration Statement on Form S-3 (Commission File No. 333-14039)).

          4. Amendment No. 3 to the Original Rights Agreement, dated as of June 30, 1997 (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on July 2,
                 1997).

          5. Amendment No. 4 to the Original Rights Agreement, dated as of December 23, 1997 (incorporated by reference to the Company's Current Report on Form 8-K filed on January 7,
                 1998).

          6. Amendment No. 5 to the Original Rights Agreement, dated as of March 25, 1999 (incorporated by reference to the Company's Current Report on Form 8-K filed on March 26,
                 1999).

          7. Amendment No. 6 to the Original Rights Agreement, dated as of April 22, 1999 (incorporated by reference to the Company's Current Report on Form 8-K filed on April 22,
                 1999).

          8. Amended and Restated Rights Agreement, dated as of October 4, 1999, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, which includes the Certificate of Designations for the Series A Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C. Pursuant to the Rights Agreement, printed Rights Certificates will not be mailed until as soon as practicable after the earlier of the tenth day after public announcement that a person or group has acquired beneficial ownership of 10% (or 15%, in the case of a person who is eligible to report its beneficial ownership of (or will or would be upon acquisition of) equity securities of the Company) or more of the Common Shares or the tenth business day (or such later date as may be determined by action of the Board of Directors) after a person commences, or announces its intention to commence, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 10% or more of the Common Shares. (Incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-3 filed on December 22, 1999
                 (Commission File No. 333-93453)).

          9. Amendment No. 1, dated as of March 6, 2000, to the Amended and Restated Rights Agreement, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.*


* Filed herewith.

                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Exchange Act, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    U.S. FOODSERVICE


DATED:  March 7, 2000               By:    /s/ David M. Abramson
                                        ----------------------------------
                                         Name:   David M. Abramson
                                         Title:  Executive Vice President
                                                   and General Counsel

                                 EXHIBIT INDEX


     Exhibit No.                    Description                   Page No.

         1           Rights Agreement, dated as of February
                     19, 1996, between the Company and The
                     Bank of New York, as Rights Agent (the
                     "Original Rights Agreement")
                     (incorporated by reference to Exhibit
                     1 to the Company's Registration
                     Statement on Form 8-A dated February
                     22, 1996 (Commission File No. 000-
                     24954)).

         2           Amendment No. 1 to the Original Rights
                     Agreement, dated as of May 17, 1996
                     (incorporated by reference to Exhibit
                     10.26 to Amendment No. 1 to the
                     Company's Registration Statement on
                     Form S-3 (Commission File No.
                     333-07321)).

         3           Amendment No. 2 to the Original Rights
                     Agreement, dated as of September 26,
                     1996 (incorporated by reference to
                     Exhibit 10.1 to Amendment No. 2 to the
                     Company's Registration Statement on
                     Form S-3 (Commission File No.
                     333-14039)).

         4           Amendment No. 3 to the Original Rights
                     Agreement, dated as of June 30, 1997
                     (incorporated by reference to Exhibit
                     4.1 to the Company's Current Report on
                     Form 8-K filed on July 2, 1997).

         5           Amendment No. 4 to the Original Rights
                     Agreement, dated as of December 23,
                     1997 (incorporated by reference to the
                     Company's Current Report on Form 8-K
                     filed on January 7, 1998).

         6           Amendment No. 5 to the Original Rights
                     Agreement, dated as of March 25, 1999
                     (incorporated by reference to the

                     Company's Current Report on Form 8-K
                     filed on March 26, 1999).

         7           Amendment No. 6 to the Original Rights
                     Agreement, dated as of April 22, 1999
                     (incorporated by reference to the
                     Company's Current Report on Form 8-K
                     filed on April 22, 1999).

         8           Amended and Restated Rights Agreement,
                     dated as of October 4, 1999, between
                     the Company and ChaseMellon
                     Shareholder Services, L.L.C., as
                     Rights Agent, which includes the
                     Certificate of Designations for the
                     Series A Junior Participating
                     Preferred Stock as Exhibit A, the form
                     of Right Certificate as Exhibit B and
                     the Summary of Rights to Purchase
                     Preferred Shares as Exhibit C.
                     Pursuant to the Rights Agreement,
                     printed Rights Certificates will not
                     be mailed until as soon as practicable
                     after the earlier of the tenth day
                     after public announcement that a
                     person or group has acquired
                     beneficial ownership of 10% (or 15%,
                     in the case of a person who is
                     eligible to report its beneficial
                     ownership of (or will or would be upon
                     acquisition of) equity securities of
                     the Company) or more of the Common
                     Shares or the tenth business day (or
                     such later date as may be determined
                     by action of the Board of Directors)
                     after a person commences, or announces
                     its intention to commence, a tender
                     offer or exchange offer the
                     consummation of which would result in
                     the beneficial ownership by a person
                     or group of 10% or more of the Common
                     Shares.  (Incorporated by reference to
                     Exhibit 4.4 to the Company's
                     Registration Statement on Form S-3
                     filed on December 22, 1999
                     (Commission File No. 333-93453)).

         9           Amendment No. 1, dated as of March 6,
                     2000,  to the Amended and Restated
                     Rights Agreement, dated as of October
                     4, 1999, between the Company and
                     ChaseMellon Shareholder Services,
                     L.L.C., as Rights Agent.*


_____________
* Filed herewith.

                                                                     EXHIBIT 9

          AMENDMENT, dated as of March 6, 2000 (the "Amendment"), to the Amended and Restated Rights Agreement, dated as of October 4, 1999 (the "Rights Agreement"), between U.S. Foodservice, a Delaware corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent").

                                   RECITALS

          The Company and the Rights Agent have heretofore executed and entered into the Rights Agreement;

          The Company, Snow Acquisition, Inc., a Delaware corporation ("Purchaser"), and Koninklijke Ahold N.V., a company organized under the laws of The Netherlands ("Parent"), are entering into an Agreement and Plan of Merger, dated as of March 7, 2000 (as amended or supplemented from time to time, the "Merger Agreement"), contemplating a tender offer and merger pursuant to which Purchaser shall make an offer to purchase all of the outstanding common stock, par value $0.01 per share, of the Company (the "Offer"), and, after the consummation of the Offer, Purchaser shall be merged with and into the Company (the "Merger");

          Pursuant to Section 27 of the Rights Agreement, the Company may, in its sole and absolute discretion, supplement and amend the Rights Agreement;

          The Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable in connection with the foregoing and the Company and the Rights Agent desire to evidence such amendment in writing; and

          All acts and things necessary to make this Amendment a valid agreement, enforceable according to its terms have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

          1. Defined Terms: Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Rights Agreement.

          2. Amendment of Section 1. (a) The definition of "Acquiring Person" in Section 1(a) of the Rights Agreement is amended by adding the following sentence at the end thereof:

          "Notwithstanding anything in this Agreement to the contrary, neither Koninklijke Ahold N.V. ("Parent"), Snow Acquisition, Inc. ("Purchaser"), nor any of their Affiliates or Associates shall be deemed to be an Acquiring Person solely by virtue of (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the making or consummation of the Offer or the Merger in accordance with the provisions of the Merger Agreement or any public announcement relating thereto, (iii) the acquisition of Common Shares in accordance with the provisions of the Merger Agreement pursuant to the Offer or the Merger or (iv) the consummation of any other transaction to be effected pursuant to the Merger Agreement in accordance with the provisions thereof."

          (b) Section 1 of the Rights Agreement is supplemented by adding the following definitions in the appropriate locations therein:

                 "Agreement" shall mean this Amended and Restated Rights Agreement between U.S. Foodservice (formerly known as JP Foodservice, Inc.), a Delaware corporation, and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, amended as of March 6, 2000, and as may be amended thereafter from time to time.

                 "Merger" shall have the meaning set forth in the Merger Agreement.

                 "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of March 7, 2000, between the Company, Parent and Purchaser, as it may be amended, supplemented or replaced from time to time.

                 "Offer" shall have the meaning set forth in the Merger Agreement.

          (c) The definition of "Shares Acquisition Date" in Section 1(l) of the Rights Agreement is amended by adding the following sentence at the end thereof:

          "Notwithstanding anything in this Agreement to the contrary, a Shares Acquisition Date shall not be deemed to have occurred solely as the result of (i) the approval, execution, delivery or performance of, or public announcement of the approval, execution, delivery or performance of, the Merger Agreement, (ii) the making or consummation of the Offer or the Merger in accordance with the provisions of the Merger Agreement or any public announcement relating thereto, (iii) the acquisition of Common Shares in accordance with the Merger Agreement pursuant to the Offer or the Merger or (iv) the consummation of any other transaction to be effected pursuant to the Merger Agreement in accordance with the provisions thereof or any public announcement relating thereto."

          3. Amendment of Section 3(a). Section 3(a) of the Rights Agreement is amended by adding the following sentence immediately following the first sentence:

          "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as the result of (i) the approval, execution, delivery or performance of, or public announcement of the approval, execution, delivery or performance of, the Merger Agreement, (ii) the commencement, making or consummation of the Offer or the consummation of the Merger in accordance with the provisions of the Merger Agreement or any public announcement relating thereto, (iii) the acquisition of Common Shares in accordance with the Merger Agreement pursuant to the Offer or the Merger or (iv) the consummation of any other transaction to be effected pursuant to the Merger Agreement in accordance with the provisions thereof or any public announcement relating thereto."

          4.     Amendment of Section 7(a).  Clauses numbered (i), (ii) and
(iii) in Section 7(a) of the Rights Agreement are hereby deleted and replaced in their entirety as follows:

          "(i) the close of business on February 19, 2006 (the "Final Expiration Date"), (ii) immediately prior to the time at which the consummation of the Offer occurs, (iii) the time at which the Rights are redeemed as provided in
          Section 23 hereof (the "Redemption Date") or (iv) the time at which the Rights are exchanged as provided in
          Section 24 hereof."

          5. Amendment of Section 11(a)(ii). Section 11(a)(ii) of the Rights Agreement is amended by adding the following sentence at the end thereof:

          "Notwithstanding anything in this Agreement to the contrary, none of (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the consummation of the Offer or the Merger in accordance with the provisions of the Merger Agreement, (iii) the acquisition of Common Shares in accordance with the Merger Agreement pursuant to the Offer or the Merger or
          (iv) the consummation of any other transaction to be effected pursuant to the Merger Agreement in accordance with the provisions of the Merger Agreement shall cause the Rights to be adjusted or become exercisable in accordance with this Section 11(a)(ii)."

          6. Amendment of Section 13. Section 13 of the Rights Agreement is amended by adding the following sentence at the end thereof:

          "Notwithstanding anything in this Agreement to the contrary, none of (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the consummation of the Offer or the Merger in accordance with the provisions of the Merger Agreement, (iii) the acquisition of Common Shares in accordance with the Merger Agreement pursuant to the Offer or the Merger or
          (iv) the consummation of any other transaction to be effected pursuant to the Merger Agreement in accordance with the provisions of the Merger Agreement shall be deemed an event of the type described in clauses (a), (b) or (c) of this Section 13 and shall not cause the Rights to be adjusted or exercisable in accordance with the terms of this Section 13."

          7. Amendment of Section 29. Section 29 of the Rights Agreement is amended by adding the following sentence at the end thereof:

          "Nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Agreement by virtue of the execution, delivery, approval or performance of the Merger Agreement or by virtue of the commencement or consummation of any of the transactions to be effected pursuant to the Merger Agreement in accordance with the provisions of the Merger Agreement."

          8. Effectiveness. This Amendment shall be deemed effective as of the date first written above, as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

          9. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of New York for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date and year first above written.

Attest:                                    U.S. FOODSERVICE



By:  /s/ David M. Abramson                 By: /s/ James L. Miller
   ----------------------------------         -------------------------------
   Name: David M. Abramson                    Name: James L. Miller
   Title: Executive Vice President and        Title: President and Chief
             General Counsel                           Executive Officer



Attest:                                    CHASEMELLON SHAREHOLDER
                                             SERVICES, L.L.C., as Rights Agent


By: Robert G. Scott                        By: Deborah Bass
   -------------------------------            --------------------------------
   Name: Robert G. Scott                      Name: Deborah Bass
   Title: Vice President                      Title: Relationship Manager